Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contacts:
Jordan Baucum, Head of Corporate Communications 951-608-8314
Customers Bancorp Reports Results for First Quarter 2025
First Quarter 2025 Highlights
•Q1 2025 net income available to common shareholders was $9.5 million, or $0.29 per diluted share; ROAA was 0.23% and ROCE was 2.23%.
•Q1 2025 core earnings*1 were $50.0 million, or $1.54 per diluted share; Core ROAA* was 0.97% and Core ROCE* was 11.72%.
•Q1 2025 net income available to common shareholders included $39.9 million of post-tax losses in connection with a securities portfolio repositioning to improve structural liquidity, enhance credit profile, reduce asset sensitivity and benefit margin.
•Total loans and leases held for investment grew by $611.7 million, or 4.2%, in Q1 2025 from Q4 2024.
•Total deposits increased by $86.5 million or 0.5% in Q1 2025 from Q4 2024.
•Non-interest bearing demand deposits decreased $55.7 million or 1.0% in Q1 2025 from Q4 2024; non-interest bearing deposits represented 29.3% of total deposits at March 31, 2025.
•Q1 2025 average cost of deposits was 2.82% compared to Q4 2024 of 3.07%, a decrease of 25 basis points.
•Q1 2025 net interest margin, tax equivalent (“NIM”) was 3.13%, compared to Q4 2024 NIM of 3.11%, an increase of 2 basis points primarily due to lower deposit costs.
•Ratio of non-performing assets to total assets was 0.26% at March 31, 2025 compared to 0.25% at December 31, 2024.
•Q1 2025 provision for credit losses was $28.3 million compared to $21.2 million in Q4 2024.
•The allowance for credit losses on loans and leases equaled 324% of non-performing loans at March 31, 2025, compared to 316% at December 31, 2024.
•CET 1 ratio of 11.7%2 at March 31, 2025, compared to 12.1% at December 31, 2024.
•TCE / TA ratio* of 7.7% at March 31, 2025, compared to 7.6% at December 31, 2024.
•Q1 2025 book value per share and tangible book value per share* both grew by approximately $0.66, or 1.2% over Q4 2024, or 4.9% annualized, with a tangible book value per share* of $54.74 at March 31, 2025. This was driven by current quarter earnings and a decrease in AOCI losses of $28.9 million.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Excludes pre-tax impairment loss on investment securities of $51.3 million, unrealized losses on loans held for sale of $0.7 million, derivative credit valuation adjustment of $0.3 million and gains on investment securities of $0.2 million.

[2] Regulatory capital ratios as of March 31, 2025 are estimates.

CEO Commentary
West Reading, Pa, April 24, 2025 - “We are pleased to share our first quarter results that highlight the company’s continuing incredible deposit transformation and underscore our success in growing franchise value. Though there is currently a high degree of economic uncertainty and volatility in the macro environment, we believe that Customers’ differentiated business model positions us well to navigate these challenges while we remain flexible and responsive to changes in the external environment. And importantly, with our customer-centric mindset and commitment to service provided by our extraordinary colleagues, we are here to serve our clients as the business environment continues to evolve,” said Customers Bancorp Chairman and CEO Jay Sidhu.
“In the first quarter, we once again demonstrated the power of our deposit remix efforts. The impact can be seen in a 24 basis points lower average cost of interest bearing deposits in Q1 2025 compared to last quarter as we continue to improve the quality of our deposit franchise. Non-interest bearing deposits remained at a healthy level of 29.3% of total deposits. As a result of these efforts we had a 25 basis point reduction in our total cost of deposits during the quarter.
Our deposit pipelines continue to expand with a significant conversion ratio. In addition, deposit focused teams we have recruited since March 2023 managed $2.1 billion or 11% of total deposits. Enhanced by their efforts, we’ve increased commercial deposit accounts by 53% since year end 2022, adding granular and sticky relationships while significantly lowering our cost of deposits, increasing our non-interest bearing deposits, and driving franchise value. We believe the company is extremely well-positioned to continue to strengthen our deposit franchise, improve our profitability, and maintain our already strong capital ratios,” stated Jay Sidhu.
“Our Q1 2025 GAAP earnings were $9.5 million, or $0.29 per diluted share, and core earnings* were $50.0 million, or $1.54 per diluted share. First quarter GAAP results include an impact in connection with a balance sheet optimization through a securities portfolio repositioning that the Bank decided to undertake as of March 31, 2025 designed to enhance structural liquidity, extend duration and benefit margin while reducing the credit sensitive portion of the portfolio given the volatile and uncertain macroeconomic environment. Even with the impact of the balance sheet optimization transaction and balance sheet growth we experienced during the quarter, our TCE / TA ratio* increased by 9 basis points. We maintain a strong liquidity position, with $8.7 billion of liquidity immediately available, which covers approximately 155% of uninsured deposits1 and our loan to deposit ratio was 80%, at March 31, 2025. We continue to focus on loan production where we have a holistic and primary relationship. Total loans and leases held for investment grew by $611.7 million driven by strong commercial loan growth of $460.3 million led by growth in our existing specialized lending verticals. Asset quality remains strong with our NPA ratio at just 0.26% of total assets and reserve levels are robust at 324% of total non-performing loans at the end of Q1 2025. Our exposure to the higher risk commercial real estate office sector is minimal, representing approximately 1% of the loan portfolio. We will remain disciplined, but opportunistic, with our balance sheet capacity to manage risk and maintain robust capital levels. Tangible Book Value per share* grew to $54.74. We believe that our unique strategy and the investments we have and are making, along with the exceptional talent in our organization, will position us for success in 2025 and beyond,” Jay Sidhu continued.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Uninsured deposits (estimate) of $7.3 billion to be reported on the Bank’s call report, less deposits of $1.5 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $198.9 million.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	March 31, 2025	December 31, 2024
Profitability Metrics:
Net income available for common shareholders	$9,523	$23,266	$(13,743)	(59.1)%
Diluted earnings per share	$0.29	$0.71	$(0.42)	(59.2)%
Core earnings*	$50,002	$44,168	$5,834	13.2%
Adjusted core earnings*	$50,002	$44,168	$5,834	13.2%
Core earnings per share*	$1.54	$1.36	$0.18	13.2%
Adjusted core earnings per share*	$1.54	$1.36	$0.18	13.2%
Return on average assets (“ROAA”)	0.23%	0.48%	(0.25)
Core ROAA*	0.97%	0.86%	0.11
Adjusted core ROAA*	0.97%	0.86%	0.11
Return on average common equity (“ROCE”)	2.23%	5.50%	(3.27)
Core ROCE*	11.72%	10.44%	1.28
Adjusted core ROCE*	11.72%	10.44%	1.28
Net interest margin, tax equivalent	3.13%	3.11%	0.02
Yield on loans (Loan yield)	6.57%	6.78%	(0.21)
Cost of deposits	2.82%	3.07%	(0.25)
Efficiency ratio	52.94%	56.86%	(3.92)
Core efficiency ratio*	52.69%	56.12%	(3.43)
Adjusted core efficiency ratio*	52.69%	56.12%	(3.43)
Balance Sheet Trends:
Total assets	$22,423,044	$22,308,241	$114,803	0.5%
Total cash and investment securities	$6,424,406	$6,797,562	$(373,156)	(5.5)%
Total loans and leases	$15,097,968	$14,653,556	$444,412	3.0%
Non-interest bearing demand deposits	$5,552,605	$5,608,288	$(55,683)	(1.0)%
Total deposits	$18,932,925	$18,846,461	$86,464	0.5%
Capital Metrics:
Common Equity to Total Assets	7.7%	7.6%	0.1
Tangible Common Equity to Tangible Assets*	7.7%	7.6%	0.1
Book Value per common share	$54.85	$54.20	$0.65	1.2%
Tangible Book Value per common share*	$54.74	$54.08	$0.66	1.2%
Common equity Tier 1 capital ratio (1)	11.7%	12.1%	(0.4)
Total risk based capital ratio (1)	14.6%	14.9%	(0.3)

(1) Regulatory capital ratios as of March 31, 2025 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	March 31, 2025	March 31, 2024
Profitability Metrics:
Net income available for common shareholders	$9,523	$45,926	$(36,403)	(79.3)%
Diluted earnings per share	$0.29	$1.40	$(1.11)	(79.3)%
Core earnings*	$50,002	$46,532	$3,470	7.5%
Adjusted core earnings*	$50,002	$55,137	$(5,135)	(9.3)%
Core earnings per share*	$1.54	$1.42	$0.12	8.5%
Adjusted core earnings per share*	$1.54	$1.68	$(0.14)	(8.3)%
Return on average assets (“ROAA”)	0.23%	0.94%	(0.71)
Core ROAA*	0.97%	0.95%	0.02
Adjusted core ROAA*	0.97%	1.11%	(0.14)
Return on average common equity (“ROCE”)	2.23%	12.08%	(9.85)
Core ROCE*	11.72%	12.24%	(0.52)
Adjusted core ROCE*	11.72%	14.50%	(2.78)
Net interest margin, tax equivalent	3.13%	3.10%	0.03
Yield on loans (Loan yield)	6.57%	7.05%	(0.48)
Cost of deposits	2.82%	3.45%	(0.63)
Efficiency ratio	52.94%	54.58%	(1.64)
Core efficiency ratio*	52.69%	54.24%	(1.55)
Adjusted core efficiency ratio*	52.69%	48.02%	4.67
Balance Sheet Trends:
Total assets	$22,423,044	$21,347,367	$1,075,677	5.0%
Total cash and investment securities	$6,424,406	$7,338,025	$(913,619)	(12.5)%
Total loans and leases	$15,097,968	$13,256,871	$1,841,097	13.9%
Non-interest bearing demand deposits	$5,552,605	$4,688,880	$863,725	18.4%
Total deposits	$18,932,925	$17,961,383	$971,542	5.4%
Capital Metrics:
Common Equity to Total Assets	7.7%	7.3%	0.4
Tangible Common Equity to Tangible Assets*	7.7%	7.3%	0.4
Book Value per common share	$54.85	$49.29	$5.56	11.3%
Tangible Book Value per common share*	$54.74	$49.18	$5.56	11.3%
Common equity Tier 1 capital ratio (1)	11.7%	12.6%	(0.9)
Total risk based capital ratio (1)	14.6%	15.9%	(1.3)

(1) Regulatory capital ratios as of March 31, 2025 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	March 31, 2025	% of Total	December 31, 2024	% of Total	March 31, 2024	% of Total
Loans and Leases Held for Investment
Commercial:
Commercial & industrial:
Specialized lending	$6,070,093	40.3%	$5,842,420	40.4%	$5,104,405	39.6%
Other commercial & industrial	1,062,933	7.0	1,062,631	7.4	1,113,517	8.6
Mortgage finance	1,477,896	9.8	1,440,847	10.0	1,071,146	8.3
Multifamily	2,322,123	15.4	2,252,246	15.6	2,123,675	16.5
Commercial real estate owner occupied	1,139,126	7.6	1,100,944	7.6	806,278	6.3
Commercial real estate non-owner occupied	1,438,906	9.6	1,359,130	9.4	1,182,084	9.2
Construction	154,647	1.0	147,209	1.0	185,601	1.3
Total commercial loans and leases	13,665,724	90.7	13,205,427	91.4	11,586,706	89.8
Consumer:
Residential	496,772	3.3	496,559	3.4	482,537	3.8
Manufactured housing	31,775	0.2	33,123	0.3	37,382	0.3
Installment:
Personal	493,276	3.3	463,854	3.2	492,892	3.8
Other	372,892	2.5	249,799	1.7	299,714	2.3
Total installment loans	866,168	5.8	713,653	4.9	792,606	6.1
Total consumer loans	1,394,715	9.3	1,243,335	8.6	1,312,525	10.2
Total loans and leases held for investment	$15,060,439	100.0%	$14,448,762	100.0%	$12,899,231	100.0%

Loans Held for Sale
Residential	$1,465	3.9%	$1,836	0.9%	$870	0.2%
Installment:
Personal	36,000	95.9	40,903	20.0	137,755	38.5
Other	64	0.2	162,055	79.1	219,015	61.3
Total installment loans	36,064	96.1	202,958	99.1	356,770	99.8
Total loans held for sale	$37,529	100.0%	$204,794	100.0%	$357,640	100.0%

Total loans and leases portfolio	$15,097,968		$14,653,556		$13,256,871
Loans and Leases Held for Investment
Loans and leases held for investment were $15.1 billion at March 31, 2025, up $611.7 million, or 4.2%, from December 31, 2024. Specialized lending increased by $227.7 million, or 3.9% quarter-over-quarter, to $6.1 billion. Non-owner occupied commercial real estate loans increased by $79.8 million, or 5.9% to $1.4 billion. Multifamily loans increased by $69.9 million, or 3.1% to $2.3 billion. Mortgage finance loans increased by $37.0 million, or 2.6% to $1.5 billion. Owner-occupied commercial real estate loans increased by $38.2 million, or 3.5% to $1.1 billion. Consumer installment loans increased by $152.5 million, or 21.4% to $866.2 million, inclusive of the transfer of $133.8 million from loans held for sale in Q1 2025 as it elected to retain these loans in connection with the sunsetting of an arrangement with a fintech company, which recently was acquired by a bank.
Loans and leases held for investment of $15.1 billion at March 31, 2025 were up $2.2 billion, or 16.8%, year-over-year. Specialized lending increased by $965.7 million, or 18.9% year-over-year. Mortgage finance loans increased by $406.8 million. Owner-occupied commercial real estate loans increased by $332.8 million. Non-owner occupied commercial real estate loans increased by $256.8 million. Multifamily loans increased by $198.4 million. Consumer installment loans increased $73.6 million, inclusive of the transfer from loans held for sale in Q1 2025. These increases were partially offset by a decrease in other commercial and industrial loans of $50.6 million.

Loans Held for Sale
Loans held for sale decreased $167.3 million quarter-over-quarter, and were $37.5 million at March 31, 2025. In Q1 2025, the Bank transferred $133.8 million of other consumer installment loans from held for sale to held for investment as it elected to retain these loans in connection with the sunsetting of an arrangement with a fintech company, which recently was acquired by a bank, whereby the Bank has been originating and holding these loans prior to sale.
Allowance for Credit Losses on Loans and Leases

The following table presents the allowance for credit losses on loans and leases as of the dates and for the periods presented:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2025	December 31, 2024		March 31, 2025	March 31, 2024
Allowance for credit losses on loans and leases	$141,076	$136,775	$4,301	$141,076	$133,296	$7,780
Provision (benefit) for credit losses on loans and leases	$21,445	$18,229	$3,216	$21,445	$15,953	$5,492
Net charge-offs from loans held for investment	$17,144	$14,612	$2,532	$17,144	$17,968	$(824)
Annualized net charge-offs to average loans and leases	0.48%	0.41%		0.48%	0.55%
Coverage of credit loss reserves for loans and leases held for investment	1.04%	1.04%		1.04%	1.12%
Net charge-offs increased with $17.1 million in Q1 2025, compared to $14.6 million in Q4 2024, and decreased slightly from $18.0 million in Q1 2024.
Provision (benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2025	December 31, 2024		March 31, 2025	March 31, 2024
Provision (benefit) for credit losses on loans and leases	$21,445	$18,229	$3,216	$21,445	$15,953	$5,492
Provision (benefit) for credit losses on available for sale debt securities	6,852	2,965	3,887	6,852	1,117	5,735
Provision for credit losses	28,297	21,194	7,103	28,297	17,070	11,227
Provision (benefit) for credit losses on unfunded commitments	1,208	(664)	1,872	1,208	430	778
Total provision for credit losses	$29,505	$20,530	$8,975	$29,505	$17,500	$12,005
The provision for credit losses on loans and leases in Q1 2025 was $21.4 million, compared to $18.2 million in Q4 2024. The higher provision in Q1 2025 was primarily due to slight deterioration in macroeconomic forecasts and an increase in loan balances held for investment.
The provision for credit losses on available for sale investment securities in Q1 2025 was $6.9 million, compared to $3.0 million in Q4 2024.
The provision for credit losses on loans and leases in Q1 2025 was $21.4 million, compared to $16.0 million in Q1 2024. The higher provision in Q1 2025 compared to the year ago period was primarily due to slight deterioration in macroeconomic forecasts and an increase in loan balances held for investment.
The provision for credit losses on available for sale investment securities in Q1 2025 was $6.9 million compared to $1.1 million in Q1 2024.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	March 31, 2025	December 31, 2024	Increase (Decrease)	March 31, 2025	March 31, 2024	Increase (Decrease)
Non-performing assets (“NPAs”):
Nonaccrual / non-performing loans (“NPLs”)	$43,513	$43,275	$238	$43,513	$35,654	$7,859
Non-performing assets	$57,960	$55,807	$2,153	$57,960	$35,753	$22,207
NPLs to total loans and leases	0.29%	0.30%		0.29%	0.27%
Reserves to NPLs	324.22%	316.06%		324.22%	373.86%
NPAs to total assets	0.26%	0.25%		0.26%	0.17%

Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$11,818,846	$11,403,930	$414,916	$11,818,846	$10,095,611	$1,723,235
Special Mention	189,155	175,055	14,100	189,155	194,365	(5,210)
Substandard	272,575	282,563	(9,988)	272,575	282,163	(9,588)
Total commercial loans and leases	12,280,576	11,861,548	419,028	12,280,576	10,572,139	1,708,437
Consumer loans
Performing	1,242,753	1,227,359	15,394	1,242,753	1,293,457	(50,704)
Non-performing	13,803	15,976	(2,173)	13,803	19,068	(5,265)
Total consumer loans	1,256,556	1,243,335	13,221	1,256,556	1,312,525	(55,969)
Loans and leases receivable (1)	$13,537,132	$13,104,883	$432,249	$13,537,132	$11,884,664	$1,652,468

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value, loans held for sale, loans receivable, installment, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.
Over the last decade, the Bank has developed a suite of commercial loan products with one particularly important common denominator: a relatively low credit risk assumption. The Bank’s commercial and industrial (“C&I”), mortgage finance, corporate and specialized lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and historically low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite a challenging economic and rate environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, management employs a bottom-up data driven approach to analyze the commercial portfolio.
Total consumer installment loans held for investment at March 31, 2025 were less than 4% of total assets and approximately 6% of total loans and leases held for investment, and were supported by an allowance for credit losses of $51.6 million. At March 31, 2025, the consumer installment portfolio had the following characteristics: average original FICO score of 739, average debt-to-income of 20% and average borrower income of $104 thousand.
Non-performing loans at March 31, 2025 decreased to 0.29% of total loans and leases, compared to 0.30% at December 31, 2024 and increased, compared to 0.27% at March 31, 2024.
Investment Securities
The investment securities portfolio, including debt securities classified as available for sale (“AFS”) and held to maturity (“HTM”) provides periodic cash flows through regular maturities and amortization, can be used as collateral to secure additional funding, and is an important component of the Bank’s liquidity position.
The following table presents the composition of the investment securities portfolio as of the dates indicated:

(Dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Debt securities, available for sale	$2,024,437	$1,985,438	$2,571,139
Equity securities	33,118	34,256	33,729
Investment securities, at fair value	2,057,555	2,019,694	2,604,868
Debt securities, held to maturity	938,161	991,937	1,032,037
Total investment securities portfolio	$2,995,716	$3,011,631	$3,636,905

Customers’ securities portfolio is highly liquid, short in duration, and high in yield. At March 31, 2025, the AFS debt securities portfolio, excluding the securities that the Bank decided to sell, had a spot yield of 5.50%, an effective duration of approximately 3.6 years, and approximately 22% are variable rate. Additionally, 66% of the AFS securities portfolio was AAA rated at March 31, 2025.
At March 31, 2025, the HTM debt securities portfolio represented only 4.2% of total assets at March 31, 2025, had a spot yield of 3.95% and an effective duration of approximately 4.1 years. Additionally, at March 31, 2025, approximately 51% of the HTM securities were AAA rated and $0.4 billion were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	March 31, 2025	% of Total	December 31, 2024	% of Total	March 31, 2024	% of Total
Demand, non-interest bearing	$5,552,605	29.3%	$5,608,288	29.7%	$4,688,880	26.1%
Demand, interest bearing	5,137,961	27.2	5,553,698	29.5	5,661,775	31.5
Total demand deposits	10,690,566	56.5	11,161,986	59.2	10,350,655	57.6
Savings	1,327,854	7.0	1,131,819	6.0	2,080,374	11.6
Money market	4,057,458	21.4	3,844,451	20.4	3,347,843	18.6
Time deposits	2,857,047	15.1	2,708,205	14.4	2,182,511	12.2
Total deposits	$18,932,925	100.0%	$18,846,461	100.0%	$17,961,383	100.0%
Total deposits increased $86.5 million, or 0.5%, to $18.9 billion at March 31, 2025 as compared to the prior quarter. Money market deposits increased $213.0 million, or 5.5%, to $4.1 billion, savings deposits increased $196.0 million, or 17.3%, to $1.3 billion and time deposits increased $148.8 million, or 5.5%, to $2.9 billion. These increases were offset by decreases in interest bearing demand deposits of $415.7 million, or 7.5%, to $5.1 billion and non-interest bearing demand deposits of $55.7 million, or 1.0%, to $5.6 billion. The total average cost of deposits decreased by 25 basis points to 2.82% in Q1 2025 from 3.07% in the prior quarter primarily due to a favorable shift in deposit mix and lower market interest rates. Total estimated uninsured deposits were $5.6 billion1, or 30% of total deposits (inclusive of accrued interest) at March 31, 2025 with immediately available liquidity covering approximately 155% of these deposits.
Total deposits increased $971.5 million, or 5.4%, to $18.9 billion at March 31, 2025 as compared to a year ago. Non-interest bearing demand deposits increased $863.7 million, or 18.4%, to $5.6 billion, money market deposits increased $709.6 million, or 21.2%, to $4.1 billion and time deposits increased $674.5 million, or 30.9% to $2.9 billion. These increases were offset by decreases in savings deposits of $752.5 million, or 36.2%, to $1.3 billion and interest bearing demand deposits of $523.8 million, or 9.3%, to $5.1 billion. The total average cost of deposits decreased by 63 basis points to 2.82% in Q1 2025 from 3.45% in the prior year primarily due to a favorable shift in deposit mix and lower market interest rates.
On April 1, 2025, Customers transferred approximately $166.7 million of deposits serviced by BM Technologies, Inc. under a white label relationship to a new sponsor bank.
Borrowings
The following table presents the composition of our borrowings as of the dates indicated:

(Dollars in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
FHLB advances	$1,133,456	$1,128,352	$1,195,088
Senior notes	99,103	99,068	123,905
Subordinated debt	182,579	182,509	182,300
Total borrowings	$1,415,138	$1,409,929	$1,501,293
1 Uninsured deposits (estimate) of $7.3 billion to be reported on the Bank’s call report, less deposits of $1.5 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $198.9 million.

Total borrowings increased $5.2 million, or 0.4%, to $1.4 billion at March 31, 2025 as compared to the prior quarter. As of March 31, 2025, Customers’ immediately available borrowing capacity with the FRB and FHLB was approximately $7.9 billion, of which $1.1 billion of available capacity was utilized in borrowings and $1.5 billion was utilized to collateralize deposits.
Total borrowings decreased $86.2 million, or 5.7%, to $1.4 billion at March 31, 2025 as compared to a year ago. This decrease primarily resulted from net repayments of $70.0 million in FHLB advances and $25.0 million in senior notes upon maturity.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	March 31, 2025	December 31, 2024	March 31, 2024
Customers Bancorp, Inc.
Common Equity	$1,726,766	$1,698,889	$1,553,823
Tangible Common Equity*	$1,723,137	$1,695,260	$1,550,194
Common Equity to Total Assets	7.7%	7.6%	7.3%
Tangible Common Equity to Tangible Assets*	7.7%	7.6%	7.3%
Book Value per common share	$54.85	$54.20	$49.29
Tangible Book Value per common share*	$54.74	$54.08	$49.18
Common equity Tier 1 (“CET 1”) capital ratio (1)	11.7%	12.1%	12.6%
Total risk based capital ratio (1)	14.6%	14.9%	15.9%

(1) Regulatory capital ratios as of March 31, 2025 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp’s common equity increased $27.9 million to $1.7 billion, and tangible common equity* increased $27.9 million to $1.7 billion, at March 31, 2025 compared to the prior quarter, respectively, primarily from earnings of $9.5 million and decreased unrealized losses on investment securities of $28.9 million (net of taxes) deferred in accumulated other comprehensive income (“AOCI”). These increases were offset in part by $5.6 million of common share repurchases in Q1 2025. Similarly, book value per common share increased to $54.85 from $54.20, and tangible book value per common share* increased to $54.74 from $54.08, at March 31, 2025 and December 31, 2024, respectively.
Customers Bancorp’s common equity increased $172.9 million to $1.7 billion, and tangible common equity* increased $172.9 million to $1.7 billion, at March 31, 2025 compared to a year ago, respectively, primarily from earnings of $130.0 million and decreased unrealized losses on investment securities in AOCI of $64.7 million (net of taxes), offset in part by $24.9 million of common share repurchases. Similarly, book value per common share increased to $54.85 from $49.29, and tangible book value per common share* increased to $54.74 from $49.18, at March 31, 2025 and March 31, 2024, respectively.
At the Customers Bancorp level, the CET 1 ratio (estimate), total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio* (“TCE / TA ratio”) were 11.7%, 14.6%, 7.7%, and 7.7%, respectively, at March 31, 2025.
At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At March 31, 2025, Tier 1 capital (estimate) and total risk based capital (estimate) were 12.4% and 13.9%, respectively.

Key Profitability Trends
Net Interest Income
Net interest income totaled $167.4 million in Q1 2025, a decrease of $0.4 million from Q4 2024. This decrease was driven by a decrease in interest income of $15.0 million primarily due to lower interest income from interest-earning deposits and investment securities, partially offset by lower interest expense of $14.6 million due to a favorable shift in deposit mix and lower market interest rates.
“Net interest margin expanded in the quarter primarily driven by improvements in the liability side of the balance sheet as we lowered interest bearing deposit costs and had higher levels of average non-interest bearing deposits. This is evident in the fact that our total cost of deposits declined by 25 basis points during the quarter.
Additionally, diversified and robust loan growth late in the quarter which we achieved through taking market share should provide a strong foundation for our net interest income throughout the remainder of 2025,” stated Customers Bancorp President Sam Sidhu. “We have positive drivers to net interest income on both sides of the balance sheet though we continue to believe the best opportunity remains in reducing our interest expense with continued momentum from our new deposit focused commercial banking teams and across our franchise,” stated Sam Sidhu.
Net interest income totaled $167.4 million in Q1 2025, an increase of $7.1 million from Q1 2024. This increase was primarily due to lower interest expense from a favorable shift in deposit mix and lower market interest rates, partially offset by lower interest income from interest-earning deposits and investment securities.
Non-Interest Income (Loss)
The following table presents details of non-interest income (loss) for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2025	December 31, 2024		March 31, 2025	March 31, 2024
Commercial lease income	$10,668	$10,604	$64	$10,668	$9,683	$985
Loan fees	7,235	8,639	(1,404)	7,235	5,280	1,955
Bank-owned life insurance	4,660	2,125	2,535	4,660	3,261	1,399
Mortgage finance transactional fees	933	1,010	(77)	933	946	(13)
Net gain (loss) on sale of loans and leases	2	(852)	854	2	10	(8)
Net gain (loss) on sale of investment securities	—	(26,260)	26,260	—	(30)	30
Impairment loss on investment securities	(51,319)	—	(51,319)	(51,319)	—	(51,319)
Unrealized gain on equity method investments	—	389	(389)	—	—	—
Other	3,331	3,954	(623)	3,331	2,081	1,250
Total non-interest income (loss)	$(24,490)	$(391)	$(24,099)	$(24,490)	$21,231	$(45,721)

Reported non-interest income totaled a loss of $24.5 million for Q1 2025, an increase of $24.1 million compared to a loss of $0.4 million for Q4 2024. The increase in losses was primarily due to $51.3 million of impairment loss on certain AFS debt securities that the Bank decided to sell as of March 31, 2025, in order to further improve structural liquidity, enhance credit profile, reduce asset sensitivity and benefit margin, partially offset by a decrease of $26.3 million in net realized loss on sale of investment securities and an increase in bank-owned life insurance income of $2.5 million primarily due to death benefits received from insurance carriers.
Excluding the impact of the securities repositioning in Q1 2025 and Q4 2024, non-interest income was $26.8 million in Q1 2025 compared to $25.9 million in Q4 2024.
Non-interest income totaled a loss of $24.5 million for Q1 2025, a decrease of $45.7 million compared to Q1 2024. The increase in losses was primarily due to $51.3 million of impairment loss on certain AFS debt securities that the Bank decided to sell as of March 31, 2025, partially offset by increases in commercial lease income of $1.0 million, loan fees of $2.0 million primarily resulting from increased unused line of credit fees, bank-owned life insurance income of $1.4 million primarily due to death benefits received from insurance carriers and deposit account fees of $2.1 million.

Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2025	December 31, 2024		March 31, 2025	March 31, 2024
Salaries and employee benefits	$42,674	$47,147	$(4,473)	$42,674	$36,025	$6,649
Technology, communication and bank operations	11,312	13,435	(2,123)	11,312	21,904	(10,592)
Commercial lease depreciation	8,463	8,933	(470)	8,463	7,970	493
Professional services	11,857	13,473	(1,616)	11,857	6,353	5,504
Loan servicing	4,630	4,584	46	4,630	4,031	599
Occupancy	3,412	3,335	77	3,412	2,347	1,065
FDIC assessments, non-income taxes and regulatory fees	11,750	10,077	1,673	11,750	13,469	(1,719)
Advertising and promotion	528	1,645	(1,117)	528	682	(154)
Other	8,145	7,746	399	8,145	6,388	1,757
Total non-interest expense	$102,771	$110,375	$(7,604)	$102,771	$99,169	$3,602

Non-interest expenses totaled $102.8 million in Q1 2025, a decrease of $7.6 million compared to Q4 2024. The decrease was primarily attributable to decreases of $4.5 million in salaries and employee benefits primarily due to lower headcount, severance and incentives, $2.1 million in technology, communication and bank operations primarily due to lower software-as-a-service expenses and $1.6 million in professional fees, partially offset by an increase of $1.7 million in FDIC assessments, non-income taxes and regulatory fees primarily due to higher FDIC assessments.
“During the quarter we realized the benefit of our operational excellence initiatives which are providing the capacity for the continued investments which we are making in our franchise to position us for success in the both the near-term and over the long-term. While we are pleased with the results of these efforts, we will look for continued opportunities to build on this success in the future,” stated Sam Sidhu.
Non-interest expenses totaled $102.8 million in Q1 2025, an increase of $3.6 million compared to Q1 2024. The increase was primarily attributable to increases of $6.6 million in salaries and employee benefits primarily due to higher headcount including the addition of new banking teams in April 2024 and annual merit increases, and $5.5 million in professional fees including the investment in our risk management infrastructure. These increases were partially offset by decreases in technology, communication and bank operations primarily due to $7.1 million of deposit servicing fees and FDIC assessments, non-income taxes and regulatory fees, primarily due to $4.2 million of FDIC premiums recorded in Q1 2024, both of which relate to periods prior to 2024.
Taxes
Income tax expense decreased by $10.0 million to a benefit of $1.0 million in Q1 2025 from a provision of $8.9 million in Q4 2024 primarily due to lower pre-tax income and an increase in discrete tax benefits from share-based compensation for 2025, partially offset by lower investment tax credits estimated in 2025 as compared to 2024.
Income tax expense decreased by $16.7 million to a benefit of $1.0 million in Q1 2025 from a provision of $15.7 million in Q1 2024 primarily due to lower pre-tax income and an increase in discrete tax benefits from share-based compensation for 2025. The effective tax rate was (8.6)% for Q1 2025.

Outlook
“Looking forward, our strategy remains unchanged. We are focused on continuing the transformation of our deposit franchise, further strengthening our risk management and compliance infrastructure, improving our profitability and growing net interest income, and maintaining strong capital ratios, liquidity, and credit quality. We began the year with strong performance toward achievement of our loan, deposit, and net interest income growth targets as well as our target of lowering our core efficiency ratio. We remain focused on executing in those areas which differentiate us from our peers and believe that providing truly exceptional service, sophisticated product offerings and a single-point-of-contact service model will deliver strategic, organic growth. We believe we are incredibly well positioned to continue to take market share winning new client relationships and that we have the right strategy, the right team, and a client-centric culture to achieve our goals in 2025 and beyond,” concluded Sam Sidhu.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Webcast
Date:            Friday, April 25, 2025
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 1st Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Head of Corporate Communications, Jordan Baucum at jbaucum@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with over $22 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include:
•No. 1 on American Banker 2024 list of top-performing banks with $10B to $50B in assets
•No. 72 out of the 100 largest publicly traded banks in 2025 Forbes Best Banks list
•2024 Inc. Magazine Best in Business List in Financial Services Category
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation; effects of competition on deposit rates and growth, loan rates and growth and net interest margin; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; public health crises and pandemics and their effects on the economic and business environments in which we operate; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States; the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2024, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q1 2025 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended March 31, 2025 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q1	Q4	Q3	Q2	Q1
	2025	2024	2024	2024	2024

GAAP Profitability Metrics:
Net income available to common shareholders	$9,523	$23,266	$42,937	$54,300	$45,926
Per share amounts:
Earnings per share - basic	$0.30	$0.74	$1.36	$1.72	$1.46
Earnings per share - diluted	$0.29	$0.71	$1.31	$1.66	$1.40
Book value per common share (1)	$54.85	$54.20	$53.07	$50.81	$49.29
CUBI stock price (1)	$50.20	$48.68	$46.45	$47.98	$53.06
CUBI stock price as % of book value (1)	92%	90%	88%	94%	108%
Average shares outstanding - basic	31,447,623	31,346,920	31,567,797	31,649,715	31,473,424
Average shares outstanding - diluted	32,490,572	32,557,621	32,766,488	32,699,149	32,854,534
Shares outstanding (1)	31,479,132	31,346,507	31,342,107	31,667,655	31,521,931
Return on average assets (“ROAA”)	0.23%	0.48%	0.88%	1.11%	0.94%
Return on average common equity (“ROCE”)	2.23%	5.50%	10.44%	13.85%	12.08%
Net interest margin, tax equivalent	3.13%	3.11%	3.06%	3.29%	3.10%
Efficiency ratio	52.94%	56.86%	62.40%	51.87%	54.58%
Non-GAAP Profitability Metrics (2):
Core earnings	$50,002	$44,168	$43,838	$48,567	$46,532
Core pre-tax pre-provision net income	$93,489	$84,224	$64,824	$89,220	$83,674
Per share amounts:
Core earnings per share - diluted	$1.54	$1.36	$1.34	$1.49	$1.42
Tangible book value per common share (1)	$54.74	$54.08	$52.96	$50.70	$49.18
CUBI stock price as % of tangible book value (1)	92%	90%	88%	95%	108%
Core ROAA	0.97%	0.86%	0.89%	1.00%	0.95%
Core ROCE	11.72%	10.44%	10.66%	12.39%	12.24%
Core pre-tax pre-provision ROAA	1.70%	1.51%	1.21%	1.71%	1.58%
Core pre-tax pre-provision ROCE	21.11%	19.04%	14.84%	21.79%	21.01%
Core efficiency ratio	52.69%	56.12%	61.69%	53.47%	54.24%
Asset Quality:
Net charge-offs	$17,144	$14,612	$17,044	$18,711	$17,968
Annualized net charge-offs to average total loans and leases	0.48%	0.41%	0.50%	0.56%	0.55%
Non-performing loans (“NPLs”) to total loans and leases (1)	0.29%	0.30%	0.34%	0.35%	0.27%
Reserves to NPLs (1)	324.22%	316.06%	281.36%	279.52%	373.86%
Non-performing assets (“NPAs”) to total assets	0.26%	0.25%	0.22%	0.23%	0.17%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	12.4%	12.96%	13.64%	14.17%	14.16%
Tier 1 capital to risk-weighted assets	12.4%	12.96%	13.64%	14.17%	14.16%
Total capital to risk-weighted assets	13.9%	14.34%	15.06%	15.64%	15.82%
Tier 1 capital to average assets (leverage ratio)	8.4%	8.65%	9.08%	9.16%	8.82%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q1 2025 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million was phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of March 31, 2025, our regulatory capital ratios reflected the full effect of CECL on regulatory capital.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)
	Q1	Q4	Q3	Q2	Q1
	2025	2024	2024	2024	2024
Interest income:
Loans and leases	$231,008	$230,534	$228,659	$224,265	$217,999
Investment securities	34,339	39,638	46,265	47,586	46,802
Interest earning deposits	42,914	48,147	44,372	45,506	52,817
Loans held for sale	4,761	9,447	10,907	13,671	12,048
Other	1,887	2,140	1,910	3,010	2,111
Total interest income	314,909	329,906	332,113	334,038	331,777

Interest expense:
Deposits	131,308	144,974	155,829	148,784	153,725
FHLB advances	11,801	12,595	12,590	13,437	13,485
Subordinated debt	3,212	3,349	3,537	2,734	2,689
Other borrowings	1,142	1,167	1,612	1,430	1,493
Total interest expense	147,463	162,085	173,568	166,385	171,392
Net interest income	167,446	167,821	158,545	167,653	160,385
Provision for credit losses	28,297	21,194	17,066	18,121	17,070
Net interest income after provision for credit losses	139,149	146,627	141,479	149,532	143,315

Non-interest income:
Commercial lease income	10,668	10,604	10,093	10,282	9,683
Loan fees	7,235	8,639	8,011	5,233	5,280
Bank-owned life insurance	4,660	2,125	2,049	2,007	3,261
Mortgage finance transactional fees	933	1,010	1,087	1,058	946
Net gain (loss) on sale of loans and leases	2	(852)	(14,548)	(238)	10
Net gain (loss) on sale of investment securities	—	(26,260)	—	(719)	(30)
Impairment loss on investment securities	(51,319)	—	—	—	—
Unrealized gain on equity method investments	—	389	—	11,041	—
Other	3,331	3,954	1,865	2,373	2,081
Total non-interest income (loss)	(24,490)	(391)	8,557	31,037	21,231

Non-interest expense:
Salaries and employee benefits	42,674	47,147	47,717	44,947	36,025
Technology, communication and bank operations	11,312	13,435	13,588	16,227	21,904
Commercial lease depreciation	8,463	8,933	7,811	7,829	7,970
Professional services	11,857	13,473	9,048	6,104	6,353
Loan servicing	4,630	4,584	3,778	3,516	4,031
Occupancy	3,412	3,335	2,987	3,120	2,347
FDIC assessments, non-income taxes and regulatory fees	11,750	10,077	7,902	10,236	13,469
Advertising and promotion	528	1,645	908	1,254	682
Other	8,145	7,746	10,279	10,219	6,388
Total non-interest expense	102,771	110,375	104,018	103,452	99,169
Income before income tax expense (benefit)	11,888	35,861	46,018	77,117	65,377
Income tax expense (benefit)	(1,024)	8,946	(725)	19,032	15,651
Net income	12,912	26,915	46,743	58,085	49,726
Preferred stock dividends	3,389	3,649	3,806	3,785	3,800
Net income available to common shareholders	$9,523	$23,266	$42,937	$54,300	$45,926

Basic earnings per common share	$0.30	$0.74	$1.36	$1.72	$1.46
Diluted earnings per common share	0.29	0.71	1.31	1.66	1.40

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$62,146	$56,787	$39,429	$45,045	$51,974
Interest earning deposits	3,366,544	3,729,144	3,048,593	3,003,542	3,649,146
Cash and cash equivalents	3,428,690	3,785,931	3,088,022	3,048,587	3,701,120
Investment securities, at fair value	2,057,555	2,019,694	2,412,069	2,511,650	2,604,868
Investment securities held to maturity	938,161	991,937	1,064,437	962,799	1,032,037
Loans held for sale	37,529	204,794	275,420	375,724	357,640
Loans and leases receivable	13,555,820	13,127,634	12,527,283	12,254,204	11,936,621
Loans receivable, mortgage finance, at fair value	1,366,460	1,321,128	1,250,413	1,002,711	962,610
Loans receivable, installment, at fair value	138,159	—	—	—	—
Allowance for credit losses on loans and leases	(141,076)	(136,775)	(133,158)	(132,436)	(133,296)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	14,919,363	14,311,987	13,644,538	13,124,479	12,765,935
FHLB, Federal Reserve Bank, and other restricted stock	96,758	96,214	95,035	92,276	100,067
Accrued interest receivable	105,800	108,351	115,588	112,788	120,123
Bank premises and equipment, net	6,653	6,668	6,730	7,019	7,253
Bank-owned life insurance	298,551	297,641	295,531	293,108	293,400
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	530,355	481,395	455,083	410,916	361,295
Total assets	$22,423,044	$22,308,241	$21,456,082	$20,942,975	$21,347,367

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$5,552,605	$5,608,288	$4,670,809	$4,474,862	$4,688,880
Interest bearing deposits	13,380,320	13,238,173	13,398,580	13,203,231	13,272,503
Total deposits	18,932,925	18,846,461	18,069,389	17,678,093	17,961,383
FHLB advances	1,133,456	1,128,352	1,117,229	1,018,349	1,195,088
Other borrowings	99,103	99,068	99,033	123,970	123,905
Subordinated debt	182,579	182,509	182,439	182,370	182,300
Accrued interest payable and other liabilities	210,421	215,168	186,812	193,328	193,074
Total liabilities	20,558,484	20,471,558	19,654,902	19,196,110	19,655,750

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	35,995	35,758	35,734	35,686	35,540
Additional paid in capital	570,172	575,333	571,609	567,345	567,490
Retained earnings	1,335,534	1,326,011	1,302,745	1,259,808	1,205,508
Accumulated other comprehensive income (loss), net	(67,641)	(96,560)	(106,082)	(131,358)	(132,305)
Treasury stock, at cost	(147,294)	(141,653)	(140,620)	(122,410)	(122,410)
Total shareholders’ equity	1,864,560	1,836,683	1,801,180	1,746,865	1,691,617
Total liabilities and shareholders’ equity	$22,423,044	$22,308,241	$21,456,082	$20,942,975	$21,347,367

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,857,617	$42,914	4.51%	$3,973,262	$48,147	4.82%	$3,865,028	$52,817	5.50%
Investment securities (1)	3,100,429	34,339	4.49%	3,392,850	39,638	4.65%	3,771,097	46,802	4.99%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	6,474,034	120,951	7.58%	6,022,062	121,818	8.05%	5,268,345	115,590	8.82%
Other commercial & industrial loans (2)	1,542,846	23,933	6.29%	1,529,478	25,514	6.64%	1,654,665	26,714	6.49%
Mortgage finance loans	1,252,602	14,752	4.78%	1,316,884	16,704	5.05%	1,033,177	12,830	4.99%
Multifamily loans	2,273,893	23,664	4.22%	2,162,825	22,400	4.12%	2,121,650	21,255	4.03%
Non-owner occupied commercial real estate loans	1,550,372	21,564	5.64%	1,491,170	21,770	5.81%	1,348,468	20,179	6.02%
Residential mortgages	530,613	6,228	4.76%	535,833	6,301	4.68%	522,528	5,708	4.39%
Installment loans	938,193	24,677	10.67%	1,023,569	25,474	9.90%	1,179,721	27,771	9.47%
Total loans and leases (3)	14,562,553	235,769	6.57%	14,081,821	239,981	6.78%	13,128,554	230,047	7.05%
Other interest-earning assets	127,793	1,887	5.99%	122,784	2,140	6.93%	107,525	2,111	7.90%
Total interest-earning assets	21,648,392	314,909	5.89%	21,570,717	329,906	6.09%	20,872,204	331,777	6.39%
Non-interest-earning assets	666,571			609,253			463,025
Total assets	$22,314,963			$22,179,970			$21,335,229
Liabilities
Interest checking accounts	$5,358,206	$49,903	3.78%	$5,597,302	$57,268	4.07%	$5,538,846	$61,531	4.47%
Money market deposit accounts	3,882,855	37,767	3.94%	3,974,776	42,492	4.25%	3,233,103	36,811	4.58%
Other savings accounts	1,151,439	10,691	3.77%	1,258,018	12,939	4.09%	1,753,118	21,399	4.91%
Certificates of deposit	2,749,720	32,947	4.86%	2,612,246	32,275	4.92%	2,750,788	33,984	4.97%
Total interest-bearing deposits (4)	13,142,220	131,308	4.05%	13,442,342	144,974	4.29%	13,275,855	153,725	4.66%
Borrowings	1,346,941	16,155	4.86%	1,364,138	17,111	4.99%	1,506,707	17,667	4.72%
Total interest-bearing liabilities	14,489,161	147,463	4.13%	14,806,480	162,085	4.36%	14,782,562	171,392	4.66%
Non-interest-bearing deposits (4)	5,710,644			5,346,912			4,620,986
Total deposits and borrowings	20,199,805		2.96%	20,153,392		3.20%	19,403,548		3.55%
Other non-interest-bearing liabilities	246,455			204,947			264,677
Total liabilities	20,446,260			20,358,339			19,668,225
Shareholders’ equity	1,868,703			1,821,631			1,667,004
Total liabilities and shareholders’ equity	$22,314,963			$22,179,970			$21,335,229
Net interest income		167,446			167,821			160,385
Tax-equivalent adjustment		363			377			394
Net interest earnings		$167,809			$168,198			$160,779
Interest spread			2.93%			2.89%			2.84%
Net interest margin			3.13%			3.10%			3.09%
Net interest margin tax equivalent (5)			3.13%			3.11%			3.10%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.82%, 3.07% and 3.45% for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.

(5) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$6,070,093	$5,842,420	$5,468,507	$5,528,745	$5,104,405
Other commercial & industrial	1,062,933	1,062,631	1,087,222	1,092,146	1,113,517
Mortgage finance	1,477,896	1,440,847	1,367,617	1,122,812	1,071,146
Multifamily	2,322,123	2,252,246	2,115,978	2,067,332	2,123,675
Commercial real estate owner occupied	1,139,126	1,100,944	981,904	805,779	806,278
Commercial real estate non-owner occupied	1,438,906	1,359,130	1,326,591	1,202,606	1,182,084
Construction	154,647	147,209	174,509	163,409	185,601
Total commercial loans and leases	13,665,724	13,205,427	12,522,328	11,982,829	11,586,706
Consumer:
Residential	496,772	496,559	500,786	481,503	482,537
Manufactured housing	31,775	33,123	34,481	35,901	37,382
Installment:
Personal	493,276	463,854	453,739	474,481	492,892
Other	372,892	249,799	266,362	282,201	299,714
Total installment loans	866,168	713,653	720,101	756,682	792,606
Total consumer loans	1,394,715	1,243,335	1,255,368	1,274,086	1,312,525
Total loans and leases held for investment	$15,060,439	$14,448,762	$13,777,696	$13,256,915	$12,899,231

Loans held for sale
Residential	$1,465	$1,836	$2,523	$2,684	$870
Installment:
Personal	36,000	40,903	55,799	125,598	137,755
Other	64	162,055	217,098	247,442	219,015
Total installment loans	36,064	202,958	272,897	373,040	356,770
Total loans held for sale	$37,529	$204,794	$275,420	$375,724	$357,640

Total loans and leases portfolio	$15,097,968	$14,653,556	$14,053,116	$13,632,639	$13,256,871

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Demand, non-interest bearing	$5,552,605	$5,608,288	$4,670,809	$4,474,862	$4,688,880
Demand, interest bearing	5,137,961	5,553,698	5,606,500	5,894,056	5,661,775
Total demand deposits	10,690,566	11,161,986	10,277,309	10,368,918	10,350,655
Savings	1,327,854	1,131,819	1,399,968	1,573,661	2,080,374
Money market	4,057,458	3,844,451	3,961,028	3,539,815	3,347,843
Time deposits	2,857,047	2,708,205	2,431,084	2,195,699	2,182,511
Total deposits	$18,932,925	$18,846,461	$18,069,389	$17,678,093	$17,961,383

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)
	As of March 31, 2025			As of December 31, 2024			As of March 31, 2024
Loan type	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans
Commercial:
Commercial & industrial, including specialized lending	$7,244,462	$30,584	0.42%	$7,024,770	$29,379	0.42%	$6,326,458	$23,003	0.36%
Multifamily	2,322,123	18,790	0.81%	2,252,246	18,511	0.82%	2,123,675	18,307	0.86%
Commercial real estate owner occupied	1,139,126	10,780	0.95%	1,100,944	10,755	0.98%	806,278	10,201	1.27%
Commercial real estate non-owner occupied	1,438,906	18,058	1.25%	1,359,130	17,405	1.28%	1,182,084	18,320	1.55%
Construction	154,647	1,264	0.82%	147,209	1,250	0.85%	185,601	1,866	1.01%
Total commercial loans and leases receivable	12,299,264	79,476	0.65%	11,884,299	77,300	0.65%	10,624,096	71,697	0.67%

Consumer:
Residential	496,772	6,163	1.24%	496,559	5,968	1.20%	482,537	6,707	1.39%
Manufactured housing	31,775	3,800	11.96%	33,123	3,829	11.56%	37,382	4,160	11.13%
Installment	728,009	51,637	7.09%	713,653	49,678	6.96%	792,606	50,732	6.40%
Total consumer loans receivable	1,256,556	61,600	4.90%	1,243,335	59,475	4.78%	1,312,525	61,599	4.69%

Loans and leases receivable held for investment	13,555,820	141,076	1.04%	13,127,634	136,775	1.04%	11,936,621	133,296	1.12%

Loans receivable, mortgage finance, at fair value	1,366,460	—	—%	1,321,128	—	—%	962,610	—	—%
Loans receivable, installment, at fair value	138,159	—	—%	—	—	—%	—	—	—%
Loans held for sale	37,529	—	—%	204,794	—	—%	357,640	—	—%

Total loans and leases portfolio	$15,097,968	$141,076	0.93%	$14,653,556	$136,775	0.93%	$13,256,871	$133,296	1.01%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED (CONTINUED)
(Dollars in thousands)
	As of March 31, 2025			As of December 31, 2024			As of March 31, 2024
Loan type	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs
Commercial:
Commercial & industrial, including specialized lending	$18,754	0.26%	163.08%	$4,041	0.06%	727.02%	$3,608	0.06%	637.56%
Multifamily	—	—%	—%	11,834	0.53%	156.42%	5,161	0.24%	354.72%
Commercial real estate owner occupied	7,793	0.68%	138.33%	8,090	0.73%	132.94%	8,920	1.11%	114.36%
Commercial real estate non-owner occupied	62	—%	29125.81%	354	0.03%	4916.67%	62	0.01%	29548.39%
Construction	—	—%	—%	—	—%	—%	—	—%	—%
Total commercial loans and leases receivable	26,609	0.22%	298.68%	24,319	0.20%	317.86%	17,751	0.17%	403.90%

Consumer:
Residential	8,151	1.64%	75.61%	8,714	1.75%	68.49%	8,089	1.68%	82.92%
Manufactured housing	1,653	5.20%	229.89%	1,852	5.59%	206.75%	2,268	6.07%	183.42%
Installment	4,659	0.64%	1108.33%	5,613	0.79%	885.05%	6,958	0.88%	729.12%
Total consumer loans receivable	14,463	1.15%	425.91%	16,179	1.30%	367.61%	17,315	1.32%	355.76%

Loans and leases receivable	41,072	0.30%	343.48%	40,498	0.31%	337.73%	35,066	0.29%	380.13%

Loans receivable, mortgage finance, at fair value	—	—%	—%	—	—%	—%	—	—%	—%
Loans receivable, installment, at fair value	2,059	1.49%	—%	—	—%	—%	—	—%	—%
Loans held for sale	382	1.02%	—%	2,777	1.36%	—%	588	0.16%	—%

Total loans and leases portfolio	$43,513	0.29%	324.22%	$43,275	0.30%	316.06%	$35,654	0.27%	373.86%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2025	2024	2024	2024	2024
Loan type
Commercial & industrial, including specialized lending	$3,231	$3,653	$5,056	$5,665	$3,672
Multifamily	3,834	—	2,167	1,433	473
Commercial real estate owner occupied	16	339	4	—	22
Commercial real estate non-owner occupied	—	145	—	—	—
Construction	(3)	—	(3)	(7)	—
Residential	—	(18)	(21)	(20)	18
Installment	10,066	10,493	9,841	11,640	13,783
Total net charge-offs (recoveries) from loans held for investment	$17,144	$14,612	$17,044	$18,711	$17,968

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings and Adjusted Core Earnings - Customers Bancorp
	Q1 2025		Q4 2024		Q3 2024		Q2 2024		Q1 2024
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$9,523	$0.29	$23,266	$0.71	$42,937	$1.31	$54,300	$1.66	$45,926	$1.40
Reconciling items (after tax):
Severance expense	—	—	1,198	0.04	540	0.02	1,928	0.06	—	—
Impairment loss on investment securities	39,875	1.23	—	—	—	—	—	—	—	—
Legal settlement	—	—	157	0.00	—	—	—	—	—	—
(Gains) losses on investment securities	(124)	0.00	20,035	0.62	(322)	(0.01)	561	0.02	57	0.00
Derivative credit valuation adjustment	210	0.01	(306)	(0.01)	185	0.01	(44)	0.00	169	0.01
FDIC special assessment	—	—	—	—	—	—	138	0.00	380	0.01
Unrealized (gain) on equity method investments	—	—	(292)	(0.01)	—	—	(8,316)	(0.25)	—	—
Unrealized losses on loans held for sale	518	0.02	110	0.00	498	0.02	—	—	—	—
Core earnings	$50,002	$1.54	$44,168	$1.36	$43,838	$1.34	$48,567	$1.49	$46,532	$1.42

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	—	—	—	—	5,405	0.16
FDIC premiums prior to 2024	—	—	—	—	—	—	—	—	3,200	0.10
Non-income taxes prior to 2024	—	—	—	—	(2,457)	(0.07)	—	—	—	—
Total one-time non-interest expense items	—	—	—	—	(2,457)	(0.07)	—	—	8,605	0.26
Adjusted core earnings (adjusted for one-time non-interest expense items)	$50,002	$1.54	$44,168	$1.36	$41,381	$1.26	$48,567	$1.49	$55,137	$1.68

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets and Adjusted Core Return on Average Assets - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP net income	$12,912	$26,915	$46,743	$58,085	$49,726
Reconciling items (after tax):
Severance expense	—	1,198	540	1,928	—
Impairment loss on investment securities	39,875	—	—	—	—
Legal settlement	—	157	—	—	—
(Gains) losses on investment securities	(124)	20,035	(322)	561	57
Derivative credit valuation adjustment	210	(306)	185	(44)	169
FDIC special assessment	—	—	—	138	380
Unrealized (gain) on equity method investments	—	(292)	—	(8,316)	—
Unrealized losses on loans held for sale	518	110	498	—	—
Core net income	$53,391	$47,817	$47,644	$52,352	$50,332

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	5,405
FDIC premiums prior to 2024	—	—	—	—	3,200
Non-income taxes prior to 2024	—	—	(2,457)	—	—
Total one-time non-interest expense items	—	—	(2,457)	—	8,605
Adjusted core net income (adjusted for one-time non-interest expense items)	$53,391	$47,817	$45,187	$52,352	$58,937

Average total assets	$22,314,963	$22,179,970	$21,230,404	$20,985,203	$21,335,229

Core return on average assets	0.97%	0.86%	0.89%	1.00%	0.95%

Adjusted core return on average assets (adjusted for one-time non-interest expense items)	0.97%	0.86%	0.85%	1.00%	1.11%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Pre-Tax Pre-Provision Net Income and ROAA and Adjusted Core Pre-Tax Pre-Provision Net Income and ROAA - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP net income	$12,912	$26,915	$46,743	$58,085	$49,726
Reconciling items:
Income tax expense (benefit)	(1,024)	8,946	(725)	19,032	15,651
Provision (benefit) for credit losses	28,297	21,194	17,066	18,121	17,070
Provision (benefit) for credit losses on unfunded commitments	1,208	(664)	642	1,594	430
Severance expense	—	1,595	659	2,560	—
Impairment loss on investment securities	51,319	—	—	—	—
Legal settlement	—	209	—	—	—
(Gains) losses on investment securities	(160)	26,678	(394)	744	75
Derivative credit valuation adjustment	270	(407)	226	(58)	222
FDIC special assessment	—	—	—	183	500
Unrealized (gain) on equity method investments	—	(389)	—	(11,041)	—
Unrealized losses on loans held for sale	667	147	607	—	—
Core pre-tax pre-provision net income	$93,489	$84,224	$64,824	$89,220	$83,674

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	7,106
FDIC premiums prior to 2024	—	—	—	—	4,208
Non-income taxes prior to 2024	—	—	(2,997)	—	—
Total one-time non-interest expense items	—	—	(2,997)	—	11,314
Adjusted core pre-tax pre-provision net income (adjusted for one-time non-interest expense items)	$93,489	$84,224	$61,827	$89,220	$94,988

Average total assets	$22,314,963	$22,179,970	$21,230,404	$20,985,203	$21,335,229

Core pre-tax pre-provision ROAA	1.70%	1.51%	1.21%	1.71%	1.58%

Adjusted core pre-tax pre-provision ROAA (adjusted for one-time non-interest expense items)	1.70%	1.51%	1.16%	1.71%	1.79%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity and Adjusted Core Return on Average Common Equity - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP net income to common shareholders	$9,523	$23,266	$42,937	$54,300	$45,926
Reconciling items (after tax):
Severance expense	—	1,198	540	1,928	—
Impairment loss on investment securities	39,875	—	—	—	—
Legal settlement	—	157	—	—	—
(Gains) losses on investment securities	(124)	20,035	(322)	561	57
Derivative credit valuation adjustment	210	(306)	185	(44)	169
FDIC special assessment	—	—	—	138	380
Unrealized (gain) on equity method investments	—	(292)	—	(8,316)	—
Unrealized losses on loans held for sale	518	110	498	—	—
Core earnings	$50,002	$44,168	$43,838	$48,567	$46,532

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	5,405
FDIC premiums prior to 2024	—	—	—	—	3,200
Non-income taxes prior to 2024	—	—	(2,457)	—	—
Total one-time non-interest expense items	—	—	(2,457)	—	8,605
Adjusted core earnings (adjusted for one-time non-interest expense items)	$50,002	$44,168	$41,381	$48,567	$55,137

Average total common shareholders’ equity	$1,730,910	$1,683,838	$1,636,242	$1,576,595	$1,529,211

Core return on average common equity	11.72%	10.44%	10.66%	12.39%	12.24%

Adjusted core return on average common equity (adjusted for one-time non-interest expense items)	11.72%	10.44%	10.06%	12.39%	14.50%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Pre-Tax Pre-Provision ROCE and Adjusted Core Pre-Tax Pre-Provision ROCE - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP net income to common shareholders	$9,523	$23,266	$42,937	$54,300	$45,926
Reconciling items:
Income tax expense (benefit)	(1,024)	8,946	(725)	19,032	15,651
Provision (benefit) for credit losses	28,297	21,194	17,066	18,121	17,070
Provision (benefit) for credit losses on unfunded commitments	1,208	(664)	642	1,594	430
Severance expense	—	1,595	659	2,560	—
Impairment loss on investment securities	51,319	—	—	—	—
Legal settlement	—	209	—	—	—
(Gains) losses on investment securities	(160)	26,678	(394)	744	75
Derivative credit valuation adjustment	270	(407)	226	(58)	222
FDIC special assessment	—	—	—	183	500
Unrealized (gain) on equity method investments	—	(389)	—	(11,041)	—
Unrealized losses on loans held for sale	667	147	607	—	—
Core pre-tax pre-provision net income available to common shareholders	$90,100	$80,575	$61,018	$85,435	$79,874

One-time non-interest expense items recorded in 2024 (after-tax):
Deposit servicing fees prior to 2024	—	—	—	—	7,106
FDIC premiums prior to 2024	—	—	—	—	4,208
Non-income taxes prior to 2024	—	—	(2,997)	—	—
Total one-time non-interest expense items	—	—	(2,997)	—	11,314
Adjusted core pre-tax pre-provision net income available to common shareholders	$90,100	$80,575	$58,021	$85,435	$91,188

Average total common shareholders’ equity	$1,730,910	$1,683,838	$1,636,242	$1,576,595	$1,529,211

Core pre-tax pre-provision ROCE	21.11%	19.04%	14.84%	21.79%	21.01%

Adjusted core pre-tax pre-provision ROCE (adjusted for one-time non-interest expense items)	21.11%	19.04%	14.11%	21.79%	23.98%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio and Adjusted Core Efficiency Ratio - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP net interest income	$167,446	$167,821	$158,545	$167,653	$160,385

GAAP non-interest income (loss)	$(24,490)	$(391)	$8,557	$31,037	$21,231
(Gains) losses on investment securities	(160)	26,678	(394)	744	75
Derivative credit valuation adjustment	270	(407)	226	(58)	222
Unrealized (gain) on equity method investments	—	(389)	—	(11,041)	—
Unrealized losses on loans held for sale	667	147	607	—	—
Impairment loss on investment securities	51,319	—	—	—	—
Core non-interest income	27,606	25,638	8,996	20,682	21,528
Core revenue	$195,052	$193,459	$167,541	$188,335	$181,913

GAAP non-interest expense	$102,771	$110,375	$104,018	$103,452	$99,169
Severance expense	—	(1,595)	(659)	(2,560)	—
FDIC special assessment	—	—	—	(183)	(500)
Legal settlement	—	(209)	—	—	—
Core non-interest expense	$102,771	$108,571	$103,359	$100,709	$98,669

One-time non-interest expense items recorded in 2024:
Deposit servicing fees prior to 2024	—	—	—	—	(7,106)
FDIC premiums prior to 2024	—	—	—	—	(4,208)
Non-income taxes prior to 2024	—	—	2,997	—	—
Total one-time non-interest expense items	—	—	2,997	—	(11,314)
Adjusted core non-interest expense	$102,771	$108,571	$106,356	$100,709	$87,355

Core efficiency ratio (1)	52.69%	56.12%	61.69%	53.47%	54.24%

Adjusted core efficiency ratio (adjusted for one-time non-interest expense items) (2)	52.69%	56.12%	63.48%	53.47%	48.02%
(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.
(2) Adjusted core efficiency ratio calculated as adjusted core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP total shareholders’ equity	$1,864,560	$1,836,683	$1,801,180	$1,746,865	$1,691,617
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,723,137	$1,695,260	$1,659,757	$1,605,442	$1,550,194

GAAP total assets	$22,423,044	$22,308,241	$21,456,082	$20,942,975	$21,347,367
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$22,419,415	$22,304,612	$21,452,453	$20,939,346	$21,343,738

Tangible common equity to tangible assets	7.7%	7.6%	7.7%	7.7%	7.3%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
GAAP total shareholders’ equity	$1,864,560	$1,836,683	$1,801,180	$1,746,865	$1,691,617
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,723,137	$1,695,260	$1,659,757	$1,605,442	$1,550,194

Common shares outstanding	31,479,132	31,346,507	31,342,107	31,667,655	31,521,931

Tangible book value per common share	$54.74	$54.08	$52.96	$50.70	$49.18